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                                                                    Exhibit 23-A



                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 12, 1998 (except with respect to the matter discussed in Note 21 of the U S WEST, Inc. consolidated financial statements, as to which the date is April 6, 1998) on the consolidated financial statements, the consolidated financial statement schedule, and the Supplementary Selected Proportionate Results of Operations of U S WEST, Inc., included in U S WEST, Inc.'s Form 10-K, as amended on Form 10-K/A filed April 13, 1998, and the combined financial statements and combined financial statement schedule of USW-C, Inc. and the consolidated financial statements and the Supplementary Selected Proportionate Results of Operations of U S WEST, Inc. included in U S WEST, Inc.'s proxy statement on
Schedule 14A filed April 20, 1998, respectively, all for the years ended December 31, 1997 and 1996, and to all references to our Firm included in this registration statement.


/s/ Arthur Andersen LLP


Denver, Colorado,
  May 6, 1998.